Exhibit 10.31.2

[LOGO HELLER]	205 Mill Road Edison, NJ 08837 (732) 287-4880 FAX (732) 287-5033
I. Heller

February 2, 2001

Joshen Paper and Packaging Company

5808 Grant Avenue

Cuyahoga Heights, Ohio 44105

RE:	Lease dated June 3, 1999 97,194 Square Foot Building 49 Distribution Boulevard, Edison, NJ

Gentlemen:

Enclosed herewith please find two (2) executed copies of a Landlord Waiver and Subordination Agreement in favor of Bank One, N.A. for the above referenced location.

In consideration of our granting the Landlord Waiver, you have agreed to increase the security deposit being held under the above Lease from $123,436.00 to $154,370.00.

Accordingly, Section 27.01(a) of the Lease is hereby amended by deleting “$123,436.00” stated therein and replacing same with “$154,370.00”.

By their signatures below, Landlord and Tenant hereby acknowledge that this letter shall be deemed to represent a First Amendment to Lease; and all of the applicable terms and conditions of the Lease dated June 3, 1999 shall remain in full force and effect throughout the Term of the Lease, and any extensions thereof.

This letter shall also serve to acknowledge Landlord’s receipt of Irrevocable Standby Letter of Credit No. STR17262 dated January 11, 2001 in the amount of $154.370.00 and Amendment to Letter of Credit dated January 26, 2001 issued by Bank One, N.A.

Please signify your agreement with the above by signing all four (4) copies of this letter where indicated below, and return same to us. Two (2) fully signed copies of this agreement will then be returned to you for your files.

ATTEST:	HELLER, ALPER, ROBERTS, VOLK – EDISON, LANDLORD by: HELLER INDUSTRIAL PARKS, INC., Manager

/s/ Steven I. Kaufman	by:	/s/ Jeffrey J. Milanaik
Steven I. Kaufman Secretary		Jeffrey J. Milanaik President

ATTEST:	JOSHEN PAPER AND PACKAGING COMPANY, TENANT

/s/ Joseph Munro	by:	/s/ Bob Reiner
Joseph Munro, CFO		Bob Reiner, President Ingenuity in distribution center site location and construction.